Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports
Full Year and Fourth Quarter 2014 Financial Results

▪	Full year 2014 net income of $30.9 million, or $.92 per diluted share

▪	Organic loan growth of $197 million, or 17.5%, for full year 2014

▪	Continued growth in transaction account balances and treasury services

▪	Merger, conversion and integration of Bank of Atlanta successfully completed

ATLANTA, GA, January 29, 2015 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the full year and fourth quarter ended December 31, 2014. Full year net income for 2014 was $30.9 million, compared to $12.7 million for full year 2013. Net income for the fourth quarter of 2014 was $7.6 million, compared to $9.4 million for the fourth quarter of 2013 and $11.5 million for the third quarter of 2014. Fully diluted earnings per share were $.92 for full year 2014 compared to $.38 for full year 2013. Fully diluted earnings per share were $.22 in the fourth quarter of 2014 compared to $.28 in the fourth quarter of 2013 and $.34 in the third quarter of 2014.

Joe Evans, Chairman and CEO, commented, "The fourth quarter of 2014 was a solid finish to a very successful year marked by strong growth in loans and transaction deposits, excellent credit metrics and the acquisition of two healthy banks. We were also pleased to see the fifth anniversaries of our largest loss share acquisitions pass uneventfully. The momentum and pipelines we have going into 2015 cause me to be very optimistic about what lies ahead."

Operating Highlights

Net interest income was $32.5 million in the fourth quarter of 2014, down from $38.0 million in the third quarter of 2014. A $7.0 million decline in accretion income offset $1.3 million in growth in interest income, resulting in the decline in net interest income. Accretion income on loans was $14.1 million in the fourth quarter of 2014, down from $21.1 million in the third quarter of 2014. The higher accretion income in the previous quarter was due primarily to timing of gains from purchased loan pools closing out in the third quarter of 2014. Interest income on loans, excluding purchased credit impaired ("PCI") loans, for the fourth quarter of 2014 was $17.4 million, up from $16.2 million in the prior quarter. Interest expense of $1.9 million in the fourth quarter of 2014 was essentially flat with the prior quarter and prior year period. Cost of funds for the fourth quarter of 2014 was 33 basis points, down two basis points from the prior quarter and four basis points from the prior year period.

The organic loan portfolio continued to perform well in the fourth quarter of 2014 as past due loans represented 17 basis points of total organic loans. The provision for loan losses was $1.2 million in the fourth quarter of 2014 and was primarily attributable to organic loan growth in the quarter.

Noninterest income, excluding accretion/(amortization) of the FDIC receivable for loss share agreements (which we refer to as the indemnification asset), was $5.3 million for the fourth quarter of 2014, up from $3.6 million in the third quarter of 2014 due primarily to higher prepayment fees on loans, SBA income and payroll fee income.

Total noninterest income for the fourth quarter of 2014, which includes accretion/(amortization) of the indemnification asset, was $6.9 million, compared to $3.4 million in the third quarter of 2014. We recognized accretion of the indemnification asset of $1.7 million in the fourth quarter of 2014, as opposed to amortization of the indemnification asset in prior quarters. Upon expiration of the two commercial loss share agreements in the fourth quarter, it became apparent that our actual collections would exceed our estimated collections, thereby reducing the reserve allocated for disallowed claims resulting in the reversal to accretion from amortization of the indemnification asset.

Total noninterest expense for the fourth quarter of 2014 was $25.8 million, a $3.3 million increase from the third quarter of 2014 due primarily to higher salary and benefit costs. Approximately $1.5 million of the $3.2 million linked-quarter increase in salary and benefit cost was due to severance costs related to executive management realignment and headcount reductions. The staff reductions have been partially offset by additional personnel in mortgage, SBA and payroll growth initiatives. Additionally, $1.1 million of the quarterly increase was related to increased headcount and retention payments from the Bank of Atlanta merger. Personnel cost savings of approximately $315 thousand related to staff reductions following the conversion of Bank of Atlanta will be largely recognized in the first quarter of 2015. Additionally, merger-related expenses for the fourth quarter and full year 2014 totaled $306 thousand and $795 thousand, respectively.

Financial Condition

Total assets at December 31, 2014 were $2.88 billion, up from $2.65 billion at September 30, 2014 and $2.61 billion at December 31, 2013. Total net loans were $1.61 billion at December 31, 2014, up $128.4 million from the third quarter of 2014 primarily due to a $116.0 million increase related to our acquisition of Bank of Atlanta.

Period-end organic loans increased to $1.32 billion at December 31, 2014, a net increase of $28.5 million from the third quarter of 2014 and $196.9 million from year-end 2013. Period-end organic loans comprised 87.4% of total gross loans at December 31, 2014. Purchased non-credit impaired loans from Bank of Atlanta totaled $107.8 million at year-end 2014. Purchased credit impaired loans decreased to $206.3 million and included $8.2 million of PCI loans from our acquisition of Bank of Atlanta.

Total deposits at December 31, 2014 were $2.39 billion, up from $2.16 billion at the end of the third quarter of 2014 and $2.13 billion at the end of the fourth quarter of 2013. Period-end noninterest-bearing demand deposits and interest-bearing transaction accounts, which make up total transaction accounts, increased $171.4 million from the third quarter of 2014, inclusive of $39.4 million of transaction deposits acquired from Bank of Atlanta. Period-end noninterest-bearing demand deposits increased $52.7 million from the third quarter of 2014, inclusive of $32.2 million of noninterest-bearing deposits acquired from Bank of Atlanta. Period-end noninterest-bearing demand deposits represented 24.1% of total deposits as of December 31, 2014. Average noninterest-bearing demand deposits, which increased for the eleventh consecutive quarter, were up $33.6 million from the third quarter of 2014, excluding average noninterest-bearing deposits from Bank of Atlanta.

Tangible book value per share was $13.97 at the end of the fourth quarter of 2014. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 15.90% and a Tier I risk-based capital ratio of 23.12%.

Subsequent Event

On January 1, 2015, State Bank Financial Corporation completed its previously announced merger with Georgia-Carolina Bancshares, Inc., the holding company for First Bank of Georgia. At December 31, 2014, First Bank of Georgia had approximately $517 million of total assets, $334 million of loans, $417 million of deposits and seven banking offices in the Augusta, Georgia market.

Detailed Results

Supplemental tables displaying financial results for the fourth quarter of 2014, the previous four quarters and full year 2014 are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Sheila Ray and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter and the year on a conference call today at 10:00 a.m. EST. The dial in number is 1.800.684.5780. Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation
State Bank Financial Corporation (NASDAQ: STBZ) is an Atlanta-based bank holding company for State Bank and Trust Company and First Bank of Georgia. State Bank operates 21 banking offices in Metro Atlanta and Middle Georgia. First Bank of Georgia operates seven banking offices and four mortgage origination offices in the Augusta and Savannah, Georgia MSAs.
To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements related to our momentum and pipeline going into 2015, our future plans, expectations and benefits of our strategic plan, including projections and expectations of future growth, the impact of the expiration of our loss share agreements and the expected personnel cost savings related to staff reductions and the conversion of Bank of Atlanta. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisitions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation
4Q14 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands, except per share amounts)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13

Income Statement Highlights
Interest income on invested funds	$2,928	$2,545	$2,522	$2,493	$2,416	$383	$512
Interest income on loans	17,416	16,162	15,350	15,248	15,826	1,254	1,590
Accretion income on loans	14,124	21,110	17,087	26,536	48,065	(6,986)	(33,941)
Interest expense	1,923	1,857	1,846	1,894	1,961	66	(38)
Net interest income	32,545	37,960	33,113	42,383	64,346	(5,415)	(31,801)
Provision for (recovery of) loan losses	1,189	416	701	590	(98)	773	1,287
Accretion (amortization) of FDIC receivable for loss share agreements	1,652	(196)	(1,949)	(15,292)	(31,372)	1,848	33,024
Other noninterest income	5,285	3,624	3,348	3,130	3,990	1,661	1,295
Noninterest expense	25,799	22,510	22,076	23,083	22,718	3,289	3,081
Income before income taxes	12,494	18,462	11,735	6,548	14,344	(5,968)	(1,850)
Income tax expense	4,909	6,958	4,228	2,226	4,927	(2,049)	(18)
Net income	$7,585	$11,504	$7,507	$4,322	$9,417	$(3,919)	$(1,832)

Common Share Data
Basic net income per share	$.24	$.36	$.23	$.13	$.29	$(.12)	$(.05)
Diluted net income per share	.22	.34	.22	.13	.28	(.12)	(.06)
Cash dividends declared per share	.04	.04	.04	.03	.03	—	.01
Book value per share	14.38	14.20	13.95	13.74	13.62	.18	.76
Tangible book value per share	13.97	13.83	13.58	13.36	13.24	.14	.73
Market price per share	19.98	16.24	16.91	17.69	18.19	3.74	1.79

Average Balance Sheet Highlights
Loans, excluding purchased credit impaired	$1,430,495	$1,246,008	$1,192,494	$1,133,802	$1,144,116	$184,487	$286,379
Purchased credit impaired loans	214,518	215,318	236,178	250,824	258,600	(800)	(44,082)
Assets	2,858,209	2,609,776	2,591,025	2,579,904	2,564,205	248,433	294,004
Deposits	2,339,566	2,125,659	2,108,595	2,088,787	2,089,202	213,907	250,364
Equity	461,137	448,982	444,175	439,105	429,494	12,155	31,643
Tangible common equity	447,641	437,038	432,073	426,828	417,030	10,603	30,611

Key Metrics
Return on average assets (1)	1.05%	1.75%	1.16%	.68%	1.46%	(.70)%	(.41)%
Return on average equity (1)	6.53	10.17	6.78	3.99	8.70	(3.64)	(2.17)
Yield on earning assets (2)	5.08	6.44	5.86	7.71	11.60	(1.36)	(6.52)
Cost of funds (2)	.33	.35	.35	.37	.37	(.02)	(.04)
Rate on interest-bearing liabilities	.43	.45	.45	.46	.47	(.45)	(.47)
Net interest margin (2)	4.80	6.14	5.55	7.38	11.26	(1.34)	(6.46)
Average equity to average assets	16.13	17.20	17.14	17.02	16.75	(1.07)	(.62)
Leverage ratio	15.90	17.16	16.84	16.67	16.55	(1.26)	(.65)
Tier I risk-based capital ratio	23.12	25.17	27.06	27.20	27.85	(2.05)	(4.73)
Efficiency ratio (2)	65.20	54.28	63.82	76.19	61.28	10.92	3.92
Average loans to average deposits	70.31	68.75	67.75	66.29	67.14	1.56	3.17
Noninterest-bearing deposits to total deposits	24.14	24.33	21.82	22.02	22.00	(.19)	2.14

(1)  Net income annualized for the applicable period.
(2)  Interest income annualized for the applicable period and calculated on a fully tax-equivalent basis.

State Bank Financial Corporation
4Q14 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13

Assets
Cash and amounts due from depository institutions	$10,550	$17,209	$8,333	$7,314	$8,518	$(6,659)	$2,032
Interest-bearing deposits in other financial institutions	470,608	459,271	499,400	549,593	590,231	11,337	(119,623)
Cash and cash equivalents	481,158	476,480	507,733	556,907	598,749	4,678	(117,591)
Investment securities available-for-sale	640,086	532,447	494,874	454,053	387,048	107,639	253,038
Loans receivable (1)	1,634,529	1,504,725	1,441,606	1,413,192	1,380,969	129,804	253,560
Allowance for loan losses (2)	(28,638)	(27,231)	(35,607)	(36,040)	(34,065)	(1,407)	5,427
Net loans	1,605,891	1,477,494	1,405,999	1,377,152	1,346,904	128,397	258,987
Mortgage loans held for sale	3,174	1,283	726	1,552	897	1,891	2,277
Other real estate owned (3)	8,568	15,169	23,938	38,437	47,187	(6,601)	(38,619)
Premises and equipment, net	35,286	34,696	34,820	34,592	33,318	590	1,968
Goodwill	10,606	10,381	10,381	10,381	10,381	225	225
Other intangibles, net	2,752	1,511	1,663	1,824	1,986	1,241	766
SBA servicing rights	1,516	—	—	—	—	1,516	1,516
FDIC receivable for loss share agreements, net	22,320	26,221	44,775	70,361	107,843	(3,901)	(85,523)
Bank owned life insurance	41,479	41,136	40,803	40,474	40,145	343	1,334
Other assets	29,374	30,779	20,093	36,758	30,930	(1,405)	(1,556)
Total assets	$2,882,210	$2,647,597	$2,585,805	$2,622,491	$2,605,388	$234,613	$276,822
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$577,295	$524,634	$461,434	$471,414	$468,138	$52,661	$109,157
Interest-bearing deposits	1,814,387	1,631,340	1,653,779	1,669,647	1,660,187	183,047	154,200
Total deposits	2,391,682	2,155,974	2,115,213	2,141,061	2,128,325	235,708	263,357
Securities sold under agreements to repurchase	—	—	—	—	1,216	—	(1,216)
Notes payable	2,771	2,776	2,779	4,371	5,682	(5)	(2,911)
Other liabilities	23,662	30,570	19,506	35,620	32,982	(6,908)	(9,320)
Total liabilities	2,418,115	2,189,320	2,137,498	2,181,052	2,168,205	228,795	249,910
Total shareholders’ equity	464,095	458,277	448,307	441,439	437,183	5,818	26,912
Total liabilities and shareholders’ equity	$2,882,210	$2,647,597	$2,585,805	$2,622,491	$2,605,388	$234,613	$276,822

Capital Ratios
Average equity to average assets	16.13%	17.20%	17.14%	17.02%	16.75%	(1.07)%	(.62)%
Leverage ratio	15.90	17.16	16.84	16.67	16.55	(1.26)	(.65)
Tier I risk-based capital ratio	23.12	25.17	27.06	27.20	27.85	(2.05)	(4.73)
Total risk-based capital ratio	24.37	26.42	28.32	28.47	29.11	(2.05)	(4.74)

Shares Issued and Outstanding
Common stock	32,269,604	32,271,466	32,130,645	32,123,645	32,094,145	(1,862)	175,459

(1)  Loans covered by loss share agreements with the FDIC were approximately $99.5 million at 4Q14, $114.2 million at 3Q14, $211.3 million at 2Q14, $246.3 million at 1Q14 and $257.5 million at 4Q13.
(2) Allowance for loan losses on purchased credit impaired loans was approximately $10.2 million at 4Q14, $8.4 million at 3Q14, $17.7 million at 2Q14, $19.2 million at 1Q14 and $17.4 million at 4Q13.
(3) Other real estate owned covered by loss share agreements with the FDIC was approximately $3.3 million at 4Q14, $11.2 million at 3Q14, $23.2 million at 2Q14, $37.5 million at 1Q14 and $46.2 million at 4Q13.

State Bank Financial Corporation
4Q14 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands, except per share amounts)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13

Net Interest Income:
Interest income on invested funds	$2,928	$2,545	$2,522	$2,493	$2,416	$383	$512
Interest income on loans	17,416	16,162	15,350	15,248	15,826	1,254	1,590
Accretion income on loans	14,124	21,110	17,087	26,536	48,065	(6,986)	(33,941)
Interest expense	1,923	1,857	1,846	1,894	1,961	66	(38)
Net interest income	32,545	37,960	33,113	42,383	64,346	(5,415)	(31,801)
Provision for (recovery of) loan losses	1,189	416	701	590	(98)	773	1,287
Net interest income after provision for (recovery of) loan losses	31,356	37,544	32,412	41,793	64,444	(6,188)	(33,088)
Noninterest Income:
Accretion (amortization) of FDIC receivable for loss share agreements	1,652	(196)	(1,949)	(15,292)	(31,372)	1,848	33,024
Service charges on deposits	1,274	1,206	1,196	1,158	1,304	68	(30)
Mortgage banking income	322	191	163	159	153	131	169
Gain on sale of investment securities	223	—	12	11	—	223	223
Payroll fee income	1,050	875	822	953	879	175	171
ATM income	624	621	636	590	604	3	20
Bank-owned life insurance income	343	333	329	329	333	10	10
SBA income	392	27	31	27	35	365	357
Other	1,057	371	159	(97)	682	686	375
Total noninterest income	6,937	3,428	1,399	(12,162)	(27,382)	3,509	34,319
Noninterest Expense:
Salaries and employee benefits	17,797	14,644	14,575	15,077	14,500	3,153	3,297
Occupancy and equipment	2,615	2,440	2,314	2,529	2,330	175	285
Data processing	1,909	1,758	1,714	1,672	1,595	151	314
Legal and professional fees	844	851	731	1,014	1,154	(7)	(310)
Marketing	491	453	548	332	369	38	122
Federal deposit insurance premiums and other regulatory fees	393	356	337	334	303	37	90
Loan collection and OREO costs	(112)	—	(32)	624	733	(112)	(845)
Amortization of intangibles	257	152	161	162	164	105	93
Other	1,605	1,856	1,728	1,339	1,570	(251)	35
Total noninterest expense	25,799	22,510	22,076	23,083	22,718	3,289	3,081
Income Before Income Taxes	12,494	18,462	11,735	6,548	14,344	(5,968)	(1,850)
Income tax expense	4,909	6,958	4,228	2,226	4,927	(2,049)	(18)
Net Income	$7,585	$11,504	$7,507	$4,322	$9,417	$(3,919)	$(1,832)

Net Income Per Share
Basic	$.24	$.36	$.23	$.13	$.29	$(.12)	$(.05)
Diluted	.22	.34	.22	.13	.28	(.12)	(.06)
Weighted Average Shares Outstanding
Basic	32,271,537	32,206,889	32,126,260	32,094,473	32,086,781	64,648	184,756
Diluted	33,935,366	33,755,595	33,589,797	33,644,135	33,519,550	179,771	415,816

State Bank Financial Corporation
4Q14 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Years Ended December 31		YTD Change
(Dollars in thousands, except per share amounts)	2014	2013

Net Interest Income:
Interest income on invested funds	$10,488	$10,198	$290
Interest income on loans	64,176	61,010	3,166
Accretion income on loans	78,857	122,466	(43,609)
Interest expense	7,520	7,933	(413)
Net interest income	146,001	185,741	(39,740)
Provision for (recovery of) loan losses	2,896	(2,487)	5,383
Net interest income after provision for (recovery of) loan losses	143,105	188,228	(45,123)
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(15,785)	(87,884)	72,099
Service charges on deposits	4,834	5,156	(322)
Mortgage banking income	835	1,008	(173)
Gain on sale of investment securities	246	1,081	(835)
Payroll fee income	3,700	3,143	557
ATM income	2,471	2,448	23
Bank-owned life insurance income	1,334	1,354	(20)
SBA income	477	166	311
Other	1,490	2,581	(1,091)
Total noninterest income	(398)	(70,947)	70,549
Noninterest Expense:
Salaries and employee benefits	62,093	62,236	(143)
Occupancy and equipment	9,898	9,767	131
Data processing	7,053	6,087	966
Legal and professional fees	3,440	4,989	(1,549)
Marketing	1,824	1,504	320
Federal insurance premiums and other regulatory fees	1,420	2,315	(895)
Loan collection and OREO costs	480	4,339	(3,859)
Amortization of intangibles	732	1,202	(470)
Other	6,528	5,528	1,000
Total noninterest expense	93,468	97,967	(4,499)
Income Before Income Taxes	49,239	19,314	29,925
Income tax expense	18,321	6,567	11,754
Net Income	$30,918	$12,747	$18,171

Net Income Per Share
Basic	$.96	$.40	$.56
Diluted	.92	.38	.54
Weighted Average Shares Outstanding
Basic	32,175,363	31,978,844	196,519
Diluted	33,736,352	33,290,565	445,787

State Bank Financial Corporation
4Q14 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13

Composition of Loans
Organic loans:
Construction, land & land development	$310,987	$324,008	$271,525	$259,488	$251,043	$(13,021)	$59,944
Other commercial real estate	609,478	591,672	616,418	593,260	550,474	17,806	59,004
Total commercial real estate	920,465	915,680	887,943	852,748	801,517	4,785	118,948
Residential real estate	91,448	80,231	75,683	67,896	66,835	11,217	24,613
Owner-occupied real estate	188,933	164,514	167,129	171,221	174,858	24,419	14,075
Commercial, financial & agricultural	90,930	102,417	91,552	66,728	71,006	(11,487)	19,924
Lease financing	19,959	19,636	—	—	—	323	19,959
Consumer	8,658	9,445	7,997	8,320	9,259	(787)	(601)
Total organic loans	1,320,393	1,291,923	1,230,304	1,166,913	1,123,475	28,470	196,918
Purchased non-credit impaired loans(1):
Construction, land & land development	2,166	—	—	—	—	2,166	2,166
Other commercial real estate	26,793	—	—	—	—	26,793	26,793
Total commercial real estate	28,959	—	—	—	—	28,959	28,959
Residential real estate	43,669	—	—	—	—	43,669	43,669
Owner-occupied real estate	22,743	—	—	—	—	22,743	22,743
Commercial, financial & agricultural	11,635	—	—	—	—	11,635	11,635
Consumer	791	—	—	—	—	791	791
Total purchased non-credit impaired loans	107,797	—	—	—	—	107,797	107,797
Purchased credit impaired loans:
Construction, land & land development	24,544	25,463	23,851	30,770	35,383	(919)	(10,839)
Other commercial real estate	58,680	54,573	54,212	65,599	67,573	4,107	(8,893)
Total commercial real estate	83,224	80,036	78,063	96,369	102,956	3,188	(19,732)
Residential real estate	78,793	80,859	86,371	92,509	95,240	(2,066)	(16,447)
Owner-occupied real estate	42,168	48,834	43,409	52,791	54,436	(6,666)	(12,268)
Commercial, financial & agricultural	1,953	2,790	3,081	4,228	4,289	(837)	(2,336)
Consumer	201	283	378	382	573	(82)	(372)
Total purchased credit impaired loans	206,339	212,802	211,302	246,279	257,494	(6,463)	(51,155)
Total loans	$1,634,529	$1,504,725	$1,441,606	$1,413,192	$1,380,969	$129,804	$253,560
Composition of Deposits
Noninterest-bearing demand deposits	$577,295	$524,634	$461,434	$471,414	$468,138	$52,661	$109,157
Interest-bearing transaction accounts	495,966	377,220	387,855	382,697	367,983	118,746	127,983
Savings and money market deposits	954,626	910,488	898,833	903,198	892,136	44,138	62,490
Time deposits less than $100,000	147,462	147,420	155,918	162,002	168,611	42	(21,149)
Time deposits $100,000 or greater	119,241	107,143	112,705	116,858	124,827	12,098	(5,586)
Brokered and wholesale time deposits	97,092	89,069	98,468	104,892	106,630	8,023	(9,538)
Total deposits	$2,391,682	$2,155,974	$2,115,213	$2,141,061	$2,128,325	$235,708	$263,357

(1) Consists of loans purchased in Bank of Atlanta acquisition.

State Bank Financial Corporation
4Q14 Financial Supplement: Table 6
Condensed Consolidated Organic Asset Quality Data
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13

Nonperforming assets:
Nonaccrual loans	$1,245	$740	$1,063	$1,265	$1,396	$505	$(151)
Troubled debt restructurings	4,301	875	875	866	869	3,426	3,432
Total nonperforming organic loans	5,546	1,615	1,938	2,131	2,265	3,931	3,281
Other real estate owned	74	410	729	901	965	(336)	(891)
Total nonperforming organic assets	$5,620	$2,025	$2,667	$3,032	$3,230	$3,595	$2,390

Allowance for loan losses on loans:
Charge-offs	$1,250	$87	$79	$136	$67	$1,163	$1,183
Recoveries	39	30	106	338	296	9	(257)
Net charge-offs (recoveries)	$1,211	$57	$(27)	$(202)	$(229)	$1,154	$1,440

Ratios:
Annualized QTD charge-offs (recoveries) to total average loans	.36%	.02%	(.01)%	(.07)%	(.08)%	.34%	.44%
Nonperforming loans to total loans	.42	.13	.16	.18	.20	.29	.22
Nonperforming assets to loans + ORE	.43	.16	.22	.26	.29	.27	.14
Past due loans to total loans	.17	.10	.13	.14	.09	.07	.08
Allowance for loan losses to loans	1.39	1.46	1.45	1.44	1.48	(.07)	(.09)

State Bank Financial Corporation
4Q14 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						4Q14 change vs
(Dollars in thousands)	4Q14	3Q14	2Q14	1Q14	4Q13	3Q14	4Q13
Selected Average Balances
Interest-bearing deposits in other financial institutions	$450,362	$476,190	$490,009	$518,362	$489,046	$(25,828)	$(38,684)
Investment securities	603,101	523,488	481,240	430,696	379,975	79,613	223,126
Loans, excluding purchased credit impaired(1)	1,430,495	1,246,008	1,192,494	1,133,802	1,144,116	184,487	286,379
Purchased credit impaired loans	214,518	215,318	236,178	250,824	258,600	(215,318)	(258,600)
Total earning assets	2,698,476	2,461,004	2,399,921	2,333,684	2,271,737	237,472	426,739
Total nonearning assets	159,733	148,772	191,104	246,220	292,468	10,961	(132,735)
Total assets	2,858,209	2,609,776	2,591,025	2,579,904	2,564,205	248,433	294,004
Interest-bearing transaction accounts	433,545	376,052	376,143	357,988	338,502	57,493	95,043
Savings & money market deposits	958,782	896,503	892,168	894,994	909,999	62,279	48,783
Time deposits less than $100,000	152,102	151,358	159,296	165,158	173,061	744	(20,959)
Time deposits $100,000 or greater	154,416	109,472	114,652	122,217	129,384	44,944	25,032
Brokered and wholesale time deposits	86,371	96,743	100,395	106,555	106,676	(10,372)	(20,305)
Notes payable	2,775	2,778	3,365	5,212	5,686	(3)	(2,911)
FHLB Advances	326	—	—	—	—	326	326
Securities sold under agreements to repurchase	4,284	—	—	727	675	4,284	3,609
Total interest-bearing liabilities	1,792,601	1,632,906	1,646,019	1,652,851	1,663,983	159,695	128,618
Noninterest-bearing deposits	554,350	495,531	465,941	441,875	431,580	58,819	122,770
Other liabilities	50,121	32,357	34,890	46,073	39,148	17,764	10,973
Shareholders’ equity	461,137	448,982	444,175	439,105	429,494	12,155	31,643
Total liabilities and shareholders' equity	2,858,209	2,609,776	2,591,025	2,579,904	2,564,205	248,433	294,004

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.26%	.26%	.26%	.27%	.27%	—%	(.01)%
Investment securities, tax-equivalent basis(3)	1.73	1.70	1.84	2.03	2.19	.03	(.46)
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.85	5.17	5.19	5.48	5.52	(.32)	(.67)
Purchased credit impaired loans	26.12	38.90	29.02	42.91	73.74	(38.90)	(73.74)
Total earning assets	5.08%	6.44%	5.86%	7.71%	11.60%	(1.36)%	(6.52)%
Interest-bearing transaction accounts	.13	.13	.12	.12	.11	(.13)	(.11)
Savings & money market deposits	.46	.46	.45	.44	.43	(.46)	(.43)
Time deposits less than $100,000.50		.51	.53	.54	.55	(.51)	(.55)
Time deposits $100,000 or greater	.49	.63	.66	.69	.67	(.63)	(.67)
Brokered and wholesale time deposits	1.02	1.08	.95	.93	.93	(1.08)	(.93)
Notes payable	9.01	9.00	10.37	11.52	11.44	(9.00)	(11.44)
FHLB Advances	1.22	—	—	—	—	1.22	1.22
Securities sold under agreements to repurchase	.09	—	—	—	—	—	—
Total interest-bearing liabilities	.43	.45	.45	.46	.47	(.45)	(.47)
Net interest spread	4.65	5.99	5.41	7.25	11.13	(5.99)	(11.13)
Net interest margin	4.80%	6.14%	5.55%	7.38%	11.26%	(1.34)%	(6.46)%

(1)  Includes average nonaccrual loans of $5.6 million for 4Q14, $1.7 million for 3Q14, $2.0 million for 2Q14, $2.1 million for 1Q14, and $2.6 million for 4Q13.
(2)  Interest income or expense annualized for the applicable period.
(3)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $4,000 for 4Q14, $7,000 for 3Q14, $11,000 for 2Q14, $11,000 for 1Q14, and $11,000 for 4Q13.
(4)  Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $80,000 for 4Q14, $75,000 for 3Q14, $66,000 for 2Q14, $65,000 for 1Q14, and $97,000 for 4Q13.